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                                                                    EXHIBIT 10.1

                                    (FORM OF)
                             DISTRIBUTION AGREEMENT

         This DISTRIBUTION AGREEMENT ("Distribution Agreement") is entered into as of _______, 1999, by and between ZAPATA CORPORATION, a Delaware corporation ("Zapata"), and ZAP.COM CORPORATION, a Nevada corporation ("ZAP.COM" or the "Company").

                                R E C I T A L S:

         A. Zapata, a public company, whose common shares are traded on the New York Stock Exchange, owns 36,388,000 shares of ZAP.COM's common stock, no par value, constituting all of the issued and outstanding common stock of ZAP.COM.

         B. Zapata desires to pursue Internet related opportunities through ZAP.COM and has determined to invest $8,000,000 in ZAP.COM to fund its start-up costs and anticipated operating losses and for general corporate purposes, provided that ZAP.COM first recapitalizes by (a) increasing its authorized capital stock to 1,150,000,000 shares, consisting of 1,000,000,000 shares of $0.001 par value common stock, and 150,000,000 shares of preferred stock (including 10,000 shares of Series A preferred stock), all as more particularly set forth in the Amended and Restated Articles of Incorporation (the "Articles") annexed hereto as Exhibit A and (b) effecting a 36,038-for-one share stock split and exchange (with $0.001 par value common stock being exchanged for outstanding no par value common stock) which shall be accompanied by a $36,038 contribution of capital to ZAP.COM by Zapata.

         C. In consideration for Zapata's $8,000,000 investment, ZAP.COM will issue to Zapata 10,000 shares of Series A preferred stock and 13,612,000 transferable rights (the "Rights") to purchase at $8.00 per share an aggregate of up to 13,612,000 shares of ZAP.COM common stock (the "Rights Offering").

         D. Zapata's Board of Directors (the "Zapata Board") has determined, subject to its further consideration and the satisfaction of certain conditions, to authorize Zapata to distribute the Rights to eligible holders of its common stock, par value $.25 per share (the "Rights Distribution"). Each Zapata stockholder shall receive, at no cost, one Right for each share of Zapata common stock owned by such stockholder as of the record date. The Rights Offering shall commence on the effective date of the Registration Statement and expire at 5:00 p.m., EST, on _______, 1999, unless extended by ZAP.COM.

         E. Upon expiration of the Rights Offering, the unexercised Rights shall be issued to Zapata.



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         F. If upon expiration of the Rights Offering the number of shares being issued pursuant to exercised Rights on the number of record holders or beneficial owners, as applicable, who will receive shares of ZAP.COM Common
Stock as a result of such excercises is insufficient to meet the listing requirements of NASDAQ or the Pacific Stock Exchange, respectively, then Zapata will distribute an aggregate of 150,000 shares of ZAP.COM Common Stock to persons owning Zapata Common Stock; further if the number of shares of ZAP.COM Common Stock to be issued to non-affiliates of ZAP.COM pursuant to exercised rights is insufficient to meet the outstanding shares of NASDAQ and the Pacific Stock Exchange then Zapata will not distribute less than 150,000 shares of ZAP.COM Common Stock (the "Stock Distribution").

         G. The parties hereto have determined that it is necessary and desirable to set forth certain agreements and undertakings between Zapata and ZAP.COM that will govern certain matters following the Rights Offering and, if made, the Stock Distribution.

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         1.1 GENERAL. As used in this Distribution Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

             "Affiliate" means a ZAP.COM Affiliate or a Zapata Affiliate, as the case may be.

             "Agent" means American Stock Transfer & Trust Company, the Subscription Agent appointed by Zapata to distribute the Rights and, if necessary, the ZAP.COM common stock pursuant to the Stock Distribution.

             "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions located in the State of New York are authorized or obligated by law or executive order to close.

             "Closing Date" means the second business day after the Rights expire and the Agent issues shares of ZAP.COM Common Stock pursuant to Rights that have been exercised and paid for.

             "Code" means the Internal Revenue Code of 1986, as amended.

             "Commission" means the Securities and Exchange Commission.

             "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

             "Distribution Record Date" means the date established by the Zapata Board as the date for taking a record of the Holders of Zapata common stock entitled to participate in the Rights Distribution and, if made, the Stock Distribution, which date has been established as _______, 1999, subject to certain conditions to the Rights Distribution as provided in Article __.

             "Group" means the Zapata Group or the ZAP.COM Group.

             "Holders" means the holders of record of Zapata common stock as of the Distribution Record Date.


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                  "Indemnifiable Losses" means all losses, liabilities, damages, claims, demands, judgments or settlements of any nature or kind, known or unknown, fixed, accrued, absolute or contingent, liquidated or unliquidated, including, without limitation, all reasonable costs and expenses (including, without limitation, attorneys' fees, and defense and accounting costs) as such costs are incurred relating thereto, incurred or suffered by an Indemnitee.

                  "Indemnifying Party" means a Person who or which is obligated under this Agreement to provide indemnification to another Person under this Agreement.

                  "Indemnitee" means a Person who or which is entitled to indemnification under this Agreement.

                  "Indemnity Payment" means an amount that an Indemnifying Party is required to pay to an Indemnitee pursuant to Article 3.

                  "Insurance Proceeds" means those monies received by an insured from an insurance carrier or paid by an insurance carrier on behalf of the insured, in either case, to the extent mutually agreed upon by ZAP.COM and Zapata acting reasonably, net of any applicable premium adjustment.

                  "Person" means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or any department or agency thereof.

                  "Registration Rights Agreement" means the Registration Rights Agreement in the form of Exhibit B annexed hereto to be entered into by Zapata and ZAP.COM.

                  "Representative" means with respect to any Person, any of such Person's directors, officers, employees, agents, consultants, advisors, accountants and attorneys.

                  "Rights Distribution" shall have the meaning set forth in the recitals to this Agreement.

                  "Rights Distribution Date" means the date determined by the Zapata Board as the date on which Rights Distributions shall be effected, which shall be as soon as practicable after the Registration Statement has been declared effective.


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                  "Rights Offering" shall have the meaning set forth in the
recitals to this Agreement and is further described as the offering by ZAP.COM to Zapata stockholders to subscribe for and purchase shares of ZAP.COM common stock pursuant to the exercise of transferable Rights issued to such stockholders pursuant to a Registration Statement on Form S-1 after it has been declared effective under the Securities Act.

                  "Rights Offering Documents" means collectively: (a) the Registration Statement, including the Prospectus contained therein, (b) any Prospectus subject to completion or any Prospectus filed with the SEC under Rule 424 under the Securities Act or any Term Sheet first filed pursuant to Rule 424(b)(7) under the Securities Act together with the preliminary Prospectus identified therein which such Term Sheet supplements, used, in each case, in connection with the offering of the Common Stock under the Registration Statement, (c) any other filing made with the SEC by a member of the ZAP.COM Group in connection with the Rights Offering or (d) any amendment or supplement to any of the documents described in clauses (a) through (c) of this definition.

                  "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

                  "Services Agreement" means the Services Agreement in the form of Exhibit C annexed hereto to be entered into by Zapata and ZAP.COM.

                  "Subsidiary" means, with respect to any specified Person, any corporation or other legal entity of which such Person or any of its subsidiaries Controls or owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interest entitled to vote on the election of members to the board of directors or similar governing body; provided, however, that for purposes of this Distribution Agreement, neither ZAP.COM nor any Subsidiary of ZAP.COM shall be deemed to be a Subsidiary of Zapata or of any Subsidiary of Zapata.

                  "Stock Distribution" shall have the meaning set forth in the recitals to this Agreement.

                  "Tax" means as defined in the Tax Indemnification Agreement.

                  "Tax Indemnity Agreement" means the Tax Indemnification Agreement in the form of Exhibit D annexed hereto to be entered into by Zapata and ZAP.COM.

                  "Third-Party Claim" means any claim, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal asserted by a Person who is not a member of the Zapata Group or the ZAP.COM Group.

                  "ZAP.COM Affiliate" means a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by ZAP.COM, provided, however, that for purposes of this Agreement none of the following Persons shall be considered ZAP.COM Affiliates: (i) Zapata or any Subsidiary of Zapata and (ii) any corporation less than fifty-one percent (51%) of whose voting stock is directly or indirectly owned by



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ZAP.COM and (iii) any partnership or joint venture less than fifty-one percent
(51%) of whose interests in profits and losses is directly or indirectly owned by ZAP.COM.

                  "ZAP.COM Group" means, collectively, ZAP.COM and the ZAP.COM Affiliates, or any one or more of such companies.

                  "Zapata Affiliate" means a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by Zapata; provided, however, that for purposes of this Distribution Agreement none of the following Persons shall be considered Zapata Affiliates: (i) ZAP.COM and any Subsidiary of ZAP.COM, (ii) any corporation less than fifty-one percent (51%) of whose voting stock is directly or indirectly owned by Zapata and (iii) any partnership or joint venture less than fifty-one percent (51%) of whose interests in profits and losses is directly or indirectly owned by Zapata.

                  "Zapata Group" means, collectively, Zapata and the Zapata Affiliates, or any one or more of such companies.

                                    ARTICLE 2
                               ZAPATA'S INVESTMENT

         2.1      PRELIMINARY ACTION.

                  (a) Registration Statement and Prospectus. ZAP.COM has prepared and filed the ZAP.COM Registration Statement with the Commission. Subject to the conditions set forth herein, ZAP.COM shall use reasonable efforts to cause the Registration Statement to become effective under the Securities Act. ZAP.COM has prepared and shall cause to be mailed, the Prospectus to the Holders in connection with the Rights Offering and, if made, the Stock Distribution, provided that a supplement shall be added to the Prospectus if necessary in connection with the Stock Distribution.

                  (b) Form 8-A. ZAP.COM has prepared and filed with the Commission a Form 8-A which includes or incorporates by reference relevant portions of the Registration Statement. Subject to the conditions set forth herein, ZAP.COM shall use reasonable efforts to cause the Form 8-A to become effective under the Exchange Act.

                  (c) Blue Sky. ZAP.COM shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in connection with the Rights Distribution, Rights Offering and Stock Distribution to permit such transactions to effected as described in the Prospectus.

                  (d) Listing. ZAP.COM has prepared and filed an application to effect the listing of the shares of common stock to be issued in connection with the Rights Offering and, if made, the Stock Distribution on the Nasdaq National Market and the Pacific Stock Exchange. ZAP.COM shall use reasonable efforts to cause the ZAP.COM shares to be so listed.


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                  (e) No Representations or Warranties; Consents. Each party hereto understands and agrees that no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, representing or warranting in any way that the obtaining of any consents or approvals, the execution and delivery of any agreements or the making of any filings or applications contemplated by this Agreement will satisfy the provisions of any or all applicable laws. Notwithstanding the foregoing, the parties shall use reasonable efforts to obtain all consents and approvals, to enter into all agreements and to make all filings and applications which may be required for the consummation of the transactions contemplated by this Agreement, including, without limitation, all applicable regulatory filings or consents under federal or state laws and all necessary consents, approvals, agreements, filings and applications.

         2.2      RECAPITALIZATION, AUTHORIZATION AND SALE OF SHARES AND RIGHTS.

                  (a) Recapitalization. The Company's Board of Directors and stockholders have approved a plan of recapitalization pursuant to which (i) the Company's authorized capital stock shall be increased to 1,150,000,000 shares, consisting of 1,000,000,000 shares of common stock, par value $.001, and 150,000,000 shares of preferred stock, par value $.01 per share and (ii) the Company's 1,000 shares of common stock, no par value, which be split and exchange for 36,038,000 shares of the Company's, par value $.001, common stock, provided that Zapata first contributes to the Company $36,028 in order to meet stated capital requirements.

                  (b) Authorization. The Company has authorized the sale and issuance of up to 10,000 shares (the Series A "Preferred Shares") of the Company's Series A preferred stock having the rights, preferences, privileges and restrictions as set forth in the Articles. The Company has also authorized the sale and issuance to the Company of transferable Rights to purchase in the aggregate up to 13,612,000 shares of its common stock as well the 13,612,000 shares of common stock issuable pursuant to exercised Rights. Each Right entitles the holder to purchase one share of the Company's common stock at a price of $8.00 per share.

                  (c) Sale and Issuance of Shares. On the terms and subject to the conditions set forth herein, the Company will issue and sell to Zapata, and Zapata will purchase from the Company, 10,000 Series A Preferred Shares and 13,612,000 Rights. In addition, if as of the expiration of the Rights, not all of the Rights have been exercised, then the Company shall have the right to offer up to 375,000 unsubscribed shares to persons designated by the Company for purchase at a price of $8.00 per share. If any of the 13,612,000 shares remain unpurchased following such offers by the Company, then all such shares of common shall be issued to Zapata for no additional consideration.

                  (d) Closings. The closing of the purchase and sale of the Series A Preferred Shares and the Rights hereunder (the "Closing") shall be held at the Company's offices immediately following the Registration Statement being declared effective. At the Closing, the Company shall deliver to Zapata a certificate, registered in Zapata's name, evidencing Zapata's ownership of the 10,000 Series A Preferred Shares and


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shall deliver to American Stock Transfer & Trust Company Certificates which evidence the Rights. In addition, any shares remaining unpurchased as of the closing of the Rights Offering shall be issued to Zapata on the fifth Business Day after the date on which the Agent provides Zapata with a final accounting of the number of shares of common stock sold pursuant to the exercise of Rights in the Rights Offering.

                                    ARTICLE 3
           CERTAIN TRANSACTIONS IN CONNECTION WITH THE RIGHTS OFFERING

         3.1 EXECUTION AND DELIVERY OF CERTAIN AGREEMENTS. Contemporaneously with the closing of the Rights Offering, ZAP.COM and Zapata shall execute and deliver to one another the Tax Indemnity Agreement, the Registration Rights Agreement and the Services Agreement (collectively, the "Other Agreements").

         3.2 RIGHTS OFFERING AND STOCK DISTRIBUTION EXPENSES. ZAP.COM shall be responsible for and shall pay all of the expenses incurred by Zapata and ZAP.COM to effect the Rights Offering and, if made, the Stock Distribution (including the fees of counsel and accountants) (the "Selling Expenses"), as well as all of the costs of producing, printing, mailing and otherwise distributing the Prospectus.

         3.3 ZAPATA BOARD ACTIONS; CONDITIONS PRECEDENT TO THE RIGHTS DISTRIBUTION.

                  (a) The Zapata Board shall, in its discretion, establish any appropriate procedure in connection with the Rights Distributions.

                  (b) In no event shall the Distributions occur unless the following conditions have been satisfied:

                           (i) The Registration Statement on Form S-1 under the
Securities Act filed by ZAP.COM shall have been declared effective by the Commission; and

                           (ii) Zapata and ZAP.COM shall have entered into the
Other Agreements.

         3.4 EFFECTING THE RIGHTS DISTRIBUTION. On the Rights Distribution Date, subject to the conditions and rights set forth in this Agreement, Zapata shall instruct the Agent to distribute to the Holders one Right for every share of Zapata common stock held as of the Distribution Record Date. The Rights Offering shall remain open until 5:00 p.m., EST, on _____, 1999, or such later date to which the Company may extend the Rights Offering, subject to the consent of Zapata, at which time the Rights Offering will terminate. Each Holder of Rights who elects to exercise all of his Rights may also subscribe for an unlimited number of additional shares of ZAP.COM common stock that are not otherwise purchased by Holders of Rights or Company Designated Persons.

         3.5 EFFECTING THE STOCK DISTRIBUTION.


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                  (a) If as of the Closing, the number of record Holders who will receive Common Shares Pursuant to exercised Rights have exercised their Rights are insufficient for the Company to qualify for listing for quotation on the Nasdaq National Market or the number of beneficial holders are insufficient to qualify for listing on the Pacific Stock Exchange, then, simultaneously with the issuance of shares in connection with the Rights Offering, Zapata will distribute to Holders an aggregate of 150,000 shares of ZAP.COM common stock.

                  (b) If as of the Closing of the Rights Offering, the number of shares that have been purchased either by Holders or Company Designated Persons is insufficient to qualify for listing on the Nasdaq National Market or the Pacific Stock Exchange, then, simultaneously with the issuance of shares in connection with the Rights Offering, Zapata will distribute to Holders a sufficient number of shares so that the common stock qualifies for such listing, provided that the number of shares distributed shall not be less than 150,000 shares nor more than 1,100,000 shares.

                  (c) ZAP.COM shall take all steps required by Zapata to effect the Stock Distribution. Prior to the Stock Distribution ZAP.COM shall cause to be issued to the Agent a certificate or certificates representing a sufficient number of shares of common stock so that the Stock Distribution can be effected.

          3.6     RESERVED SHARES.

                  The Company shall reserve from its authorized but unissued shares of common stock a sufficient number of shares of common stock so that if Zapata transfers its Series A preferred stock, there is available a sufficient number of shares of common stock available for issuance upon conversion of such stock into common stock.


                                    ARTICLE 4
                    SURVIVAL, ASSUMPTION AND INDEMNIFICATION

         4.1      ASSUMPTION AND INDEMNIFICATION.

                  (a) Subject to Section 4.1(c), from and after the Closing Date, Zapata shall indemnify, defend and hold harmless each member of the ZAP.COM Group, each of their Representatives and each of the heirs, executors, successors and assigns of any of the foregoing from and against all Indemnifiable Losses of any such member or Representative relating to, arising out of or due to any untrue statement or alleged untrue statement of a material fact contained in any Rights Offering Document or the omission or alleged omission to state in any of the Rights Offering Documents a material fact required to be stated therein or necessary to make the statements therein not misleading, but only insofar as any such statement or omission was made with respect to (i) a matter of historical fact relating to a member of the Zapata Group or (ii) the present or future intentions of Zapata or any member of the Zapata Group, in reliance upon and in conformity with information furnished by Zapata in writing specifically for use in connection with the preparation of the Rights Offering Documents and designated in such writing as having been so furnished.

                  (b) Subject to Section 3.1(c), from and after the Closing Date, ZAP.COM shall indemnify, defend and hold harmless each member of the Zapata Group, each of their Representatives and each of the heirs, executors, successors and assigns of any of the foregoing from and against all Indemnifiable Losses of any such member or Representative relating to, arising out of or due to any untrue statement or alleged untrue statement of a material fact contained in any Rights Offering Document or the omission or alleged omission to state in any of the Rights Offering Documents a material fact required to be


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stated therein or necessary to make the statements therein not misleading;
provided that ZAP.COM will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made with respect to (i) a matter of historical fact relating to a member of the Zapata Group or (ii) the present or future intentions of Zapata or any member of the Zapata Group, in reliance upon and in conformity with information furnished by Zapata in writing specifically for use in connection with the preparation of the Rights Offering Documents and designated in such writing as having been so furnished.

                  (c) If an Indemnitee realizes a Tax benefit or detriment by reason of having incurred an Indemnifiable Loss for which such Indemnitee receives an Indemnity Payment from an Indemnifying Party or by reason of receiving an Indemnity Payment, then such Indemnitee shall pay to such Indemnifying Party an amount equal to the Tax benefit, or such Indemnifying Party shall pay to such Indemnitee an additional amount equal to the Tax detriment (taking into account any Tax detriment resulting from the receipt of such additional amounts), as the case may be. If, in the opinion of counsel to an Indemnifying Party reasonably satisfactory in form and substance to the affected Indemnitee, there is a substantial likelihood that the Indemnitee will be entitled to a Tax benefit by reason of an Indemnifiable Loss, the Indemnifying Party promptly shall notify the Indemnitee and the Indemnitee promptly shall take any steps (including the filing of such returns, amended returns or claims for refunds consistent with the claiming of such Tax benefit) that, in the reasonable judgment of the Indemnifying Party, are necessary and appropriate to obtain any such Tax benefit. If, in the opinion of counsel to an Indemnitee reasonably satisfactory in form and substance to the affected Indemnifying Party, there is a substantial likelihood that the Indemnitee will be subjected to a Tax detriment by reason of an Indemnification Payment, the Indemnitee promptly shall notify the Indemnifying Party and the Indemnitee promptly shall take any steps (including the filing of such returns or amended returns or the payment of Tax underpayments consistent with the settlement of any liability for Taxes arising from such Tax detriment) that, in the reasonable judgment of the Indemnitee, are necessary and appropriate to settle any liabilities for Taxes arising from such Tax detriment. If, following a payment by an Indemnitee or an Indemnifying Party pursuant to this Section 3.1(c) in respect of a Tax benefit or detriment, there is an adjustment to the amount of such Tax benefit or detriment, then each of Zapata and ZAP.COM shall make appropriate payments to the other, including the payment of interest thereon at the federal statutory rate then in effect, to reflect such adjustment. This
Section 3.1(c) shall govern the matters discussed in this Section and shall control over any conflicting language in the Tax Indemnification Agreement.

                  (d) The amount which an Indemnifying Party is required to pay to any Indemnitee pursuant to this Section 3.1 shall be reduced (including retroactively) by any Insurance Proceeds and other amounts actually recovered by such Indemnitee in reduction of the related Indemnifiable Loss. Zapata and ZAP.COM shall use their respective best efforts to collect any Insurance Proceeds or other amounts to which they or any of their Subsidiaries are entitled, without regard to whether they are the Indemnifying Party hereunder. If an Indemnitee receives an Indemnity Payment in respect of an Indemnifiable


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Loss and subsequently receives Insurance Proceeds or other amounts in respect of such Indemnifiable Loss, then such Indemnitee shall pay to such Indemnifying Party an amount equal to the difference between (i) the sum of the amount of such Indemnity Payment and the amount of such Insurance Proceeds or other amounts actually received and (ii) the amount of such Indemnifiable Loss, adjusted (at such time as appropriate adjustment can be determined) in each case to reflect any premium adjustment attributable to such claim.

         4.2      PROCEDURE FOR INDEMNIFICATION.

                  (a) If any Indemnitee receives notice of the assertion of any Third-Party Claim with respect to which an Indemnifying Party is obligated under this Distribution Agreement to provide indemnification, such Indemnitee shall give such Indemnifying Party notice thereof promptly after becoming aware of such Third-Party Claim; provided, however, that the failure of any Indemnitee to give notice as provided in this Section 3.2 shall not relieve any Indemnifying Party of its obligations under this Article 3, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice. Such notice shall describe such Third-Party Claim in reasonable detail.

                  (b) An Indemnifying Party, at such Indemnifying Party's own expense and through counsel chosen by such Indemnifying Party (which counsel shall be reasonably satisfactory to the Indemnitee), may elect to defend any Third-Party Claim. If an Indemnifying Party elects to defend a Third-Party Claim, then, within ten (10) Business Days after receiving notice of such Third-Party Claim (or sooner, if the nature of such Third-Party Claim so requires), such Indemnifying Party shall notify the Indemnitee of its intent to do so, and such Indemnitee shall cooperate in the defense of such Third-Party Claim. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third-Party Claim, such Indemnifying Party shall not be liable to such Indemnitee under this Article 4 for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof; provided, however, that such Indemnitee shall have the right to employ one law firm as counsel to represent such Indemnitee (which firm shall be reasonably acceptable to the Indemnifying Party) if, in such Indemnitee's reasonable judgment, either a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such claim or there may be defenses available to such Indemnitee which are different from or in addition to those available to such Indemnifying Party, and in that event (i) the reasonable fees and expenses of such separate counsel shall be paid by such Indemnifying Party (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) with respect to any Third-Party Claim (even if against multiple Indemnitees)) and (ii) each of such Indemnifying Party and such Indemnitee shall have the right to conduct its own defense in respect of such claim. If an Indemnifying Party elects not to defend against a Third-Party Claim, or fails to notify an Indemnitee of its election as provided in this Section 4.2 within the period of ten (10) Business Days described above, such Indemnitee may defend, compromise and settle such Third-Party Claim; provided, however, that no such Indemnitee may compromise or settle any such Third-Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be withheld unreasonably. Notwithstanding the foregoing, the Indemnifying Party shall not, without the


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prior written consent of the Indemnitee, (i) settle or compromise any
Third-Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnitee of a written release from all liability, damage or claims of any nature or kind in respect of such Third-Party Claim or (ii) settle or compromise any Third-Party Claim in any manner that may adversely affect the Indemnitee.

         4.3 REMEDIES CUMULATIVE. The remedies provided in this Article 4 shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any other remedies against any Indemnifying Party.

                                    ARTICLE 5
                              ACCESS TO INFORMATION

         5.1 PROVISION OF CORPORATE RECORDS. Prior to or as promptly as practicable after the Closing Date, Zapata shall use reasonable efforts to accommodate ZAP.COM with respect to the delivery to ZAP.COM of all corporate books and records of the ZAP.COM Group, including in each case copies of all active agreements, active litigation files and government filings. From and after the Closing Date, all books, records and copies so delivered shall be the property of ZAP.COM.

         5.2 ACCESS TO INFORMATION. From and after the Closing Date, each of Zapata and ZAP.COM shall afford to the other, and shall cause the members of their respective Groups to so afford, reasonable access and duplicating rights during normal business hours to all information within such party's possession relating to such other party's businesses, assets or liabilities, insofar as such access is reasonably required by such other party. Without limiting the foregoing, information may be requested under this Section 5.2 for audit, accounting, claims, litigation and Tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations, as ZAP.COM may reasonably request and which are directly related to the ZAP.COM Business.

                                    ARTICLE 6
                                  MISCELLANEOUS

         6.1 TERMINATION. Notwithstanding any other provision hereof, this Distribution Agreement may be terminated if the Rights Offering is abandoned, which decision can be made at any time by and in the sole discretion of the Zapata Board of Directors without the approval of ZAP.COM or by the ZAP.COM Board of Directors without the approval of Zapata.

         6.2 COMPLETE AGREEMENT. This Distribution Agreement and the exhibits hereto and the agreements (including the Other Agreements) and other documents referred to herein and therein shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.


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
         6.3 AUTHORITY. Each of the parties hereto represents to the other that
(a) it has the power and authority to execute, deliver and perform this Distribution Agreement and the Other Agreements, (b) the execution, delivery and performance of this Distribution Agreement and the Other Agreements by it has been duly authorized by all necessary corporate action, (c) it has duly and validly executed the Distribution Agreement, (d) this Distribution Agreement and the Other Agreements, when executed, will be the valid and binding obligation of such party, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

         6.4 GOVERNING LAW. This Distribution Agreement shall be governed by and construed in accordance with the laws of the State of New York (other than the laws regarding choice of laws and conflicts of laws) as to all matters, including matters of validity, construction, effect, performance and remedies.

         6.5 NOTICES. All notices, requests, claims, demands and other communications hereunder (collectively, "Notices") shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex, telecopy or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  If to Zapata:

                           Zapata Corporation
                           100 Meridian Centre, Suite 350
                           Rochester, New York 14618
                           Attn: Avram Glazer, Chief Executive Officer

                  If to ZAP.COM:

                           ZAP.COM Corporation
                           100 Meridian Centre, Suite 350
                           Rochester, New York 14618
                           Attn:  Leonard DiSalvo, Vice President Finance

or to such other address as any party hereto may have furnished to the other parties by a notice in writing in accordance with this Section 6.5.

         6.6 AMENDMENT AND MODIFICATION. This Distribution Agreement may be amended or modified in any material respect only by a written agreement signed by both of the parties hereto.

         6.7 SUCCESSORS AND ASSIGNS; NO THIRD PARTY BENEFICIARIES. This Distribution Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns, and the members of their respective Groups, but neither this Distribution Agreement nor any of the rights, interests and obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party (which consent shall not be unreasonably withheld). Except for the provisions of Sections 4.2 and 4.3 relating to Indemnities, which are also for the benefit of the other Indemnitees, this Distribution Agreement is solely for the benefit of the parties hereto and their Subsidiaries and Affiliates and is not intended to confer upon any other Persons any rights or remedies hereunder.

         6.8 COUNTERPARTS. This Distribution Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         6.9 NO WAIVER. No failure by either party to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right, unless expressly waived in writing by the party against whom the existence of such waiver is asserted.

         6.10 HEADINGS. The Article and Section headings contained in this Distribution Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Distribution Agreement.

         6.11 ENFORCEABILITY. Any provision of this Distribution Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Each party acknowledges that money damages would be an inadequate remedy for any breach of the provisions of this Distribution Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

         6.12 SURVIVAL OF AGREEMENTS. All covenants and agreements of the parties hereto contained in this Distribution Agreement shall survive the Closing Date.

                                            ZAPATA CORPORATION

                                            By:_________________________________
                                            Name:    Avram Glazer
                                            Title:   Chief Executive Officer

                                            ZAP.COM CORPORATION

                                            By:_________________________________
                                            Name:    Leonard DiSalvo
                                            Title:   Vice President - Finance


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